EXHIBIT 99.1

MTBC Announces Closing of $5.8 Million Series A Cumulative Redeemable Perpetual Preferred Stock Offering and Exercise of Over-Allotment Option by Underwriters

SOMERSET, N.J., Nov. 19, 2015 (GLOBE NEWSWIRE) -- MTBC (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, announced the closing of its previously announced public offering of 11% Series A Cumulative Redeemable Perpetual Preferred Stock ("Series A Preferred Stock") at a price of $25.00 per share, including the exercise by the underwriters of their option to purchase an additional 27,616,shares of Series A Preferred Stock. The exercise of the underwriters' option brought the total number of shares of Series A Preferred Stock sold by MTBC to 231,616 shares and increased the total gross proceeds raised in the offering to approximately $5.8 million, before deducting the underwriting discounts, commissions, and other offering expenses.

MTBC intends to use the net proceeds of the offering to support growth, including acquisitions and the expansion of its sales and marketing efforts. The remaining proceeds will be used for working capital and other general corporate purposes.

Dividends on the shares of the Series A Preferred Stock will be payable in cash monthly on a cumulative basis when, as and if declared by the Company's board of directors, at the rate of 11% per annum of the $25.00 per share liquidation preference (equivalent to $2.75 per annum per share). The first monthly dividend is anticipated to be paid on December 15, 2015, to holders of record on November 30, 2015. The terms of the Series A Preferred Stock are described in more detail in the Prospectus.

MTBC's Series A Preferred Stock began trading November 4, 2015 on the NASDAQ Capital Market under the ticker symbol "MTBCP."

Chardan Capital Markets, LLC acted as lead book-running manager and Boenning & Scattergood, Inc. acted as joint book-running manager for the offering.

The registration statement relating to these securities was declared effective by the Securities and Exchange Commission on November 3, 2015 and the final prospectus was filed with the SEC on November 4, 2015. The offering is being made solely by means of a prospectus. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus relating to the offering may be obtained on the SEC's website at www.sec.gov, or by contacting the Company at:

Amritpal Deol, General Counsel
MTBC
(732) 873-5133 x 141
adeol@mtbc.com

or the underwriters at:

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York, 10004
Attn: Scott Blakeman

Boenning & Scattergood, Inc.
4 Tower Bridge
200 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. For additional information, please visit our website at www.mtbc.com.

Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "goals", "intend", "likely", "may", "plan", "potential", "predict", "project", "will" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors are including, but not limited to the company's ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.